Exhibit 99.1

FOR IMMEDIATE RELEASE

Beacon Introduces I3 MAC
Infrastructure Management System

I3 MAC Implementation Can Reduce Enterprise Infrastructure Management Expenditures by up to 30%

LOUISVILLE, KY; CINCINNATI, OH; COLUMBUS, OH; November 24, 2008. Beacon Enterprise Solutions Group, Inc. (OTCBB Stock Symbol: BEAC) today introduced the Company’s I3 MAC (Innovative, Intelligent, Installation, Move, Add, Change) infrastructure management system.

“By engaging Beacon Solutions to manage their low voltage infrastructure, large enterprise customers can reduce their annual IT/Telecom expenditures by up to 30%,” said Bruce Widener, CEO of Beacon Solutions. “As economic conditions become more challenging, we believe our global customers will aggressively seek to improve efficiency and profitability. As a result, we see significant growth opportunities for our core services business in the current economic environment.”

The I3 MAC system is the result of a seven year internal development program, originated by Beacon Solutions’ Chief Operating Officer, Ken Kerr. Development began at Cetcon, Inc. in Cincinnati, OH. Cetcon, which was acquired by Beacon on December 20, 2007, was a pioneer in the application of perpetual network design management and tracking solutions.

“The I3 MAC system effectively centralizes control, tracking, documentation and implementation of all low voltage infrastructure activity within an organization,” stated Ken Kerr, COO of Beacon Solutions and former President of Cetcon. “By eliminating reliance upon unrelated vendors with varying processes, procedures and pricing for facility level infrastructure management, Beacon Solutions’ I3MAC system can improve efficiency and significantly reduce the ongoing costs of infrastructure management.”

        “As a result of the consolidation of the four IT/Telecom companies which came together to form Beacon Solutions, we gained a unique combination of experience and perspective in the areas of network design, engineering, installation, maintenance and support,” commented Rick Mills, President of Beacon Solutions. “The resulting knowledge base led to the integration of the I3 MAC system into Beacon Solutions’ infrastructure management services offering.”

About Beacon Enterprise Solutions Group Inc.:

Beacon Enterprise Solutions is a single source provider for voice and data system design, installation and service. Through an integrated team approach, Beacon offers customers everything to make their communications run, from telecom infrastructure design, to software development, to voice/data/security system integration, system installation and maintenance, in addition to long distance, VoIP and Internet access service. Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500. While Beacon services customers globally, it is headquartered in Louisville, Ky., and has offices in Cincinnati and Columbus, Ohio; and Mangalore, India. Beacon is publicly traded (OTCBB Stock Symbol: BEAC). For more information, please visit www.askbeacon.com or contact the company at 502-657-3500 or investors@askbeacon.com.

This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Source: Beacon Enterprise Solutions Group, Inc.
Contact: Kimberly Cyrus, 502-657-3491, kimberly.cyrus@askbeacon.com

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